UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2023

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Roger Waltzman, M.D. as Chief Medical Officer

On July 27, 2023, Roger Waltzman, M.D. notified the Board of Directors (the “Board”) of Molecular Templates, Inc. (the “Company”) of his decision to resign from his position as Chief Medical Officer of the Company, effective as of August 4, 2023. Dr. Waltzman’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Jason S. Kim as Chief Financial Officer

On August 1, 2023, the Board also appointed Jason S. Kim, the Company’s Interim Chief Financial Officer, as its Chief Financial Officer. There were no changes to Mr. Kim’s employment or compensation arrangements, and (a) there are no understandings or arrangements between Mr. Kim and any other person pursuant to which he was appointed as Chief Financial Officer of the Company and (b) Mr. Kim has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Kim’s qualifications and experience were included in Item 10 of the Company’s Annual Report on Form 10-K as amended and filed with the U.S. Securities and Exchange Commission on April 28, 2023, and the description of such qualifications and experience is hereby incorporated by reference.

Appointment of Gabriela Gruia, M.D. as Interim Chief Medical Officer

On August 1, 2023, the Company appointed Gabriela Gruia, M.D. to serve as the Company’s interim Chief Medical Officer. Dr. Gruia has served on the Company’s Board since March 2022. Dr. Gruia is an oncologist with over 25 years of experience in oncology drug development, spanning cell and gene therapy, bi-specifics, biologics, immunotherapy, and small molecules. Dr. Gruia previously served as Chief Development Officer at Ichnos Sciences, where she oversaw development activities for several key functions, including Clinical Development and Clinical Operations, Regulatory Sciences, Clinical Pharmacology, Toxicology, and Biostatistics. Prior to Ichnos Sciences, Dr. Gruia was Senior Vice President and Global Head of Regulatory Affairs for Novartis Oncology, where she led the world class oncology regulatory affairs organization and oversaw all regulatory activities in close partnership with research collaborators, preclinical development, development organization and senior management. While at Novartis, Dr. Gruia spearheaded the worldwide submission and approval of multiple new molecular entities, including Tasigna®, Jakavi®, Afinitor®, Signifor®, Zykadia®, Farydak®, Rydapt®, Odomzo®, Kisqali®, Kymriah®, Adakveo®, and Piqray®. Prior to that, she held oncology clinical research and development roles at Pfizer, Pharmacia, Aventis, and Rhone Poulenc Rorer. Dr. Gruia earned a doctorate in medicine from Bucharest Medical School in Romania and a Masters in Breast Pathology and Mammography from the Rene Huguenin/Curie Institute Cancer Center in Paris, France. She completed training in oncology and hematology at Rene Descartes University in Paris, France.

There are (a) no understandings or arrangements between Dr. Gruia and any other person pursuant to which she was appointed as interim Chief Medical Officer of the Company and (b) Dr. Gruia has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Dr. Gruia has no family relationship with any director or executive officer of the Company. Dr. Gruia will continue to serve on the Board but will no longer serve as a member of the Board’s Nominating and Corporate Governance Committee.

In connection with the appointment of Dr. Gruia to the position of interim Chief Medical Officer, the Company entered into an employment agreement with Dr. Gruia on August 1, 2023 (the “Employment Agreement”). The Employment Agreement provides that Dr. Gruia will receive an annual base salary of $471,960, a target annual incentive of up to 40% of base salary, long-term incentive plan and employee benefit plan participation, and the reimbursement of business expenses. Dr. Gruia will be granted under the Company’s 2018 Equity Incentive Plan (the “Plan”) an option to purchase 175,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, upon which 25% shall vest on the first anniversary of the grant date and the remainder of the option shares shall vest thereafter in 36 equal monthly installments, subject to continued service to the Company pursuant to the terms of her Employment Agreement.

In the event of a termination without Cause (as defined in the Plan) three months prior to or twelve months after a Change in Control (as defined in the Plan), Dr. Gruia would be entitled to receive (1) a lump sum amount equal to 1x the sum of her base salary and annual target bonus and (2) fully-accelerated vesting of time-based equity awards held by Dr. Gruia, contingent upon execution of a separation agreement and a general release form within sixty days following the last date of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Committee Appointments

On August 1, 2023, the Board appointed Harold Selick as a member of the Company’s Audit Committee and Corsee Sanders as a member of the Company’s Nominating and Corporate Governance Committee. Following these appointments, the Company reconstituted its committees as indicated in the chart below:

Director	Audit	Compensation	Nominating
David Hoffman	Chair	—	—
Jonathan Lanfear	X	—	—
Kevin Lalande	—	Chair	—
Corsee Sanders	—	X	X
Harold Selick	X	X	Chair

Item 8.01	Other Events.

On August 2, 2023, the Company issued a press release with respect to the changes in the Company’s leadership. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1*^	Employment Agreement, dated August 1, 2023, by and between the Company and Gabriela Gruia, M.D..

99.1	Press Release dated August 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Management Compensation Plan or Arrangement.
^	Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: August 2, 2023	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer